EXHIBIT 23.1

                      [LETTERHEAD OF SEMPLE & COOPER, LLP]


As independent certified public accountants, we hereby consent to the incorporation by reference in the Form S-8 registration statement to be filed on or about May 18, 1999, of our report dated March 10, 1999, included in Coronado Industries, Inc.'s Form 10-KSB for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.



/s/ Semple & Cooper, LLP
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Phoenix, Arizona
May 17, 1999